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                                                                    EXHIBIT 23.2




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Earl Scheib, Inc. on Form S-8 of our report dated July 3, 1996, incorporated by reference in the Annual Report on Form 10-K of Earl Scheib, Inc. for the year ended April 30, 1996.


/s/ Deloitte & Touche LLP


Los Angeles, California
September 17, 1996